As filed with the Securities and Exchange Commission on January 30, 2017

Registration No. 333-152685

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JOHN BEAN TECHNOLOGIES CORPORATION

(Exact name of Company as specified in its charter)

Delaware	91-1650317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

70 West Madison Street, Suite 4400 Chicago, Illinois	60602
(Address of Principal Executive Offices)	(Zip Code)

John Bean Technologies Corporation Savings and Investment Plan

(Full title of the plan)

James L. Marvin

Executive Vice President, General Counsel and Secretary

John Bean Technologies Corporation

70 West Madison Street, Suite 4400

Chicago, Illinois 60602

(312) 861-5900

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Elisabeth M. Martin

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On July 31, 2008, John Bean Technologies Corporation (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-152685) (the “Registration Statement”) with the Securities and Exchange Commission to register shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and an indeterminate amount of interests to be offered pursuant to the John Bean Technologies Corporation Savings and Investment Plan (the “Plan”).

The Plan no longer offers Common Stock as an investment option. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and remove any and all securities previously registered under the Registration Statement, including all plan interests, that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 30, 2017.

JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ Brian A. Deck
Name:	Brian A. Deck
Title:	Executive Vice President and Chief Financial Officer

No other person is required to sign this post-effective amendment to the Registration Statement on behalf of the registrant in reliance upon Rule 478 under the Securities Act of 1933.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the Plan) have duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 30, 2017.

JOHN BEAN TECHNOLOGIES CORPORATION SAVINGS AND INVESTMENT PLAN

By:	John Bean Technologies Corporation

By:	/s/ Brian A. Deck
Name:	Brian A. Deck
Title:	Executive Vice President and Chief Financial Officer